EXHIBIT 99.1

For Immediate Release
Contact:
David Bulger (Investors)	Jerry Daly or Carol McCune (Media)
EVP, CFO and Treasurer	Daly Gray
(561) 227-1302	(703) 435-6293

Innkeepers USA Trust Announces 2004 Dividend Allocation

PALM BEACH, Fla., February 9, 2005—Innkeepers USA Trust (NYSE: KPA), a hotel real estate investment trust (REIT) and a leading owner of upscale, extended-stay hotel properties throughout the United States, today announced the characterization of dividends declared in 2004 for income tax reporting purposes.

Common share dividend characterization:

Type of Dividend	Declaration Date	Record Date	Payment Date	Common Dividend Per Share	Common Share Ordinary Income
Regular	03/05/04	03/26/04	04/27/04	$0.03	$0.03
Regular	05/18/04	06/25/04	07/27/04	0.03	0.03
Regular	09/16/04	09/24/04	10/26/04	0.06	0.06
Regular	12/17/04	12/31/04	01/25/05	0.06	0.06

				$0.18	$0.18

Series C cumulative preferred share dividend characterization:

Type of Dividend	Declaration Date	Record Date	Payment Date	Series C Cum. Pfd. Dividend Per Share	Series C Cum. Pfd. Ordinary Income
Regular	03/05/04	03/26/04	04/27/04	$0.539	$0.539
Regular	05/18/04	06/25/04	07/27/04	0.50	0.50
Regular	09/16/04	09/24/04	10/26/04	0.50	0.50
Regular	12/17/04	12/31/04	01/25/05	0.50	0.50

				$2.039	$2.039

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Innkeepers Dividend Allocation

No portion of the dividends declared in 2004 represented foreign taxes or capital gains. None of the common dividends paid by the company were qualified dividends. The CUSIP number for Innkeepers USA Trust common shares is 4576JO 10 4; the CUSIP number for the Series C cumulative preferred shares is 4576JO 40 1.

Registered shareholders of Innkeepers USA Trust common and cumulative preferred shares who received any of the dividends specified in the tables above will receive an Internal Revenue Service (IRS) Form 1099-DIV from Computershare Investor Services, L.L.C., the company’s dividend paying agent. The Form 1099-DIV will report the dividends paid with respect to 2004. Shareholders whose shares are held in “street name” will receive an IRS form from the bank, brokerage firm, or other nominee holding their shares.

The regular common share dividend and regular cumulative preferred share dividend declared on December 17, 2004 for shareholders of record as of December 31, 2004, and payable on January 25, 2005, will be reported on shareholders’ year 2004 Form 1099.

The information in the tables above will be necessary in order to properly report the company’s dividends on your federal income tax return. The laws governing state taxation of REIT distributions may vary, and may not be the same as those governing your federal income taxes. The company cannot advise shareholders on how distributions should be reported on their individual tax returns because federal and state tax laws affect individuals differently.

Innkeepers USA Trust is a hotel real estate investment trust (REIT) and a leading owner of upscale, extended-stay hotel properties throughout the United States. The company owns 71 hotels with a total of 8,957 suites or rooms in 21 states and Washington, D.C., and focuses on

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Innkeepers USA

acquiring and/or developing upscale and upscale extended-stay hotels with premium brands and the rebranding and repositioning of other hotel properties. For more information about Innkeepers USA Trust, visit the company’s web site at www.innkeepersusa.com.

Cautionary statements set forth in reports filed by the company from time to time with the SEC discuss important factors impacting, or that could impact, the company and its results or forecasted results. These factors include, without limitation, (i) more direct exposure to the operational risks of the hotel business (including decreasing hotel revenues and increasing hotel expenses) under the company’s new taxable REIT subsidiary structure, (ii) risks that war, terrorism or similar activities, widespread health alerts, disruption in oil imports or higher oil prices or changes in domestic or international political environments negatively affect the travel industry and the company, (iii) risk that the performance and prospects of businesses and industries that are important hotel demand generators in the company’s key markets decline (e.g., technology, automotive, aerospace), (iv) risk that international, national, regional and/or local economic conditions will, among other things, negatively affect demand for the company’s hotel rooms and the availability and terms of financing, (v) risk that the company’s ability to maintain its properties in competitive condition becomes prohibitively expensive, (vi) risk that pricing in the hotel acquisition market becomes prohibitively expensive or non-financeable and that potential acquisitions or developments do not perform in accordance with expectations, (vii) changes in travel patterns or the prevailing means of commerce (i.e., e-commerce), (viii) the complex tax rules that the company must satisfy to qualify as a REIT, and (ix) governmental regulation that may increase the company’s cost of doing business or otherwise negatively effect its business or its attractiveness as an investment and create risk of liability for non-compliance (e.g., changes in laws affecting taxes or dividends, compliance with the Americans with Disabilities Act, workers compensation law changes, the Sarbanes-Oxley law, etc.).